TheStreet.com Reports First-Quarter Financial Results

Revenue Up 31% Year-Over-Year

Reminder: Conference Call Today at 11:00 a.m. ET

NEW YORK, April 29, 2008 - TheStreet.com, Inc. (Nasdaq: TSCM), a leading financial media company, reported financial results for its quarter ended March 31, 2008.

First-Quarter 2008 Results:

Total revenue for the quarter was $18.9 million, an increase of 31% over revenue of $14.5 million reported for the first quarter of 2007. Net income decreased by 19% to $2.4 million, or $0.07 per fully diluted share, in the first quarter of 2008, compared to $3.0 million, or $0.11 per diluted share, in the first quarter of 2007. Net income attributable to common stockholders for the first quarter of 2008 was $2.4 million, or $0.07 per fully diluted share, after deducting preferred stock dividends of $0.1 million.

EBITDA, excluding stock compensation expense (“Adjusted EBITDA”), was $3.9 million, an increase of 11% over Adjusted EBITDA of $3.5 million for the first quarter of 2007.

“We began 2008 delivering on key strategic initiatives - the launch of the new TheStreet.com Web site and the launch of MainStreet.com - to strengthen our position as the leading destination for “all things money,” said Thomas J. Clarke Jr., chairman and chief executive officer of TheStreet.com. “These initiatives have allowed us to capitalize on the growing opportunity in online advertising and enabled us to achieve record first-quarter revenue. While the initiatives had a short-term effect on our quarterly earnings, we are encouraged by the strong demand from advertisers across TheStreet.com’s network of sites and services.”

First-Quarter Financial Highlights

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Marketing services revenue, which comprises advertising and interactive marketing services revenue, totaled $8.2 million for the first quarter of 2008, an increase of 62% over revenue of $5.1 million for the first quarter of 2007.

- Advertising revenue totaled $6.0 million for the current quarter, an increase of 18% over revenue of $5.1 million in the quarter one year ago.

- Interactive marketing services revenue, derived from Promotions.com, which was acquired on August 2, 2007, totaled $2.2 million.

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Paid services revenue, which comprises subscription, syndication, licensing and information services revenue, totaled $10.8 million for the first quarter of 2008, an increase of 14% over revenue of $9.4 million for the first quarter of 2007.

- Subscription revenue, excluding the impact of subscription revenue from TheStreet.com Ratings Print Directory business, which was outsourced in the second quarter of 2007, was $8.0 million, a decrease of 2% from the $8.1 million in the prior year.

- Syndication, licensing and information services revenue totaled $2.7 million for the current quarter, an increase of 290% over revenue of $0.7 million in the quarter one year ago, primarily the result of the acquisition of Bankers Financial Products Corp. in November 2007.

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Marketing services and paid services revenue in the first quarter of 2008 accounted for 43% and 57% of total revenue, respectively. This compares to a revenue mix of 35% for marketing services and 65% for paid services in the first quarter of 2007.

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TheStreet.com reported a 44% year-over-year increase in non-financial advertising revenue in the quarter. Non-financial advertising revenue represents 40% of total advertising revenue in the quarter, up from 32% in the first quarter of 2007.

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As of March 31, 2008, cash, cash equivalents and restricted cash stood at $82.2 million. The Company has no bank debt. During the quarter, the company generated cash flow from operations of $4.9 million, while free cash flow totaled $3.5 million.

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The board of directors declared the Company's quarterly cash dividend, payable to all shareholders of record at the close of business on March 14, 2008. The cash dividend of $0.025 per share was paid on March 31, 2008.

Recent Company Highlights

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TheStreet.com made a strategic investment in Geezeo, a leader in Web-based personal finance management. The initial investment of $1.2 million represents an approximate 13% interest in Geezeo and the option to purchase the company based on an equity value of $12 million at any point over the next year. TheStreet.com expects the partnership to drive traffic, revenue and user engagement, while further positioning the company as a superior destination for all things related to money.

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TheStreet.com expanded its content partnership with AOL to include a wider range of content from the Company’s network of sites, including TheStreet.com, MainStreet.com, BankingMyWay.com and Stockpickr.com. Content will be featured on AOL Money & Finance, BloggingStocks.com, and other areas of AOL, allowing TheStreet.com to extend its audience reach, drive traffic and build brand awareness.

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MainStreet.com entered into a strategic content partnership with Internet Broadcasting, a leading local media network that builds powerful advertiser and publisher solutions, to showcase content from MainStreet.com. Editorial content from MainStreet will be highlighted across the IB Local Network.

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BankingMyWay.com entered into an agreement with CreditCards.com to provide visitors to the BankingMyWay Web site with free access to the CreditCards.com search engine. Adding free access to the best credit card offerings available online to BankingMyWay.com is expected to attract traffic and drive revenue to the site.

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Promotions.com created an online sweepstakes game for Outback restaurants that was available throughout the men’s NCAA basketball tournament. Partnering with Coke Zero, customers in participating Outback restaurants could enter through a special code through a rub-off game piece. Promotions.com also created a sweepstakes game for Verizon that enabled their customers to win a weekly $25,000 grand prize through an online instant-win game.

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TheStreet.com entered into an agreement with Captivate Network to license its breaking news feeds to more than 8,300 Captivate Network screens in the elevators of premier office towers across North America. Streaming content from TheStreet.com TV onto Captivate Network will allow the company to continue to build brand awareness for its network of Web sites.

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The “Beat the Street” Stock Game was launched in April as the company’s first network-wide programming initiative. TheStreet.com leveraged the technology of Promotions.com to build the new game and to conduct an extensive internal promotion across TheStreet.com, MainStreet.com, BankingMyWay.com and Stockpickr.com.

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BankingMyWay.com entered into a partnership to power the Bankaholic Web site with its local banking rates for CDs, savings accounts, interest checking, money markets, mortgage/home equity and auto loans. The partnership is expected to drive advertising revenue and traffic to BankingMyWay and the rest of TheStreet.com network of properties.

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MainStreet.com added financial horoscopes from KT, The Astrologer (formerly known as Kelli Fox) to its offerings.  In addition to personal daily and monthly horoscopes, visitors to MainStreet can view weekly forecasts for the quarterly future performance Dow 30 companies.  Other features include Sun Sign Financial Profiles, Spend/Save and Money Motivator Signs, a Money Matrix and a Money Matchmaker that allows you to compare your financial compatibility with both business and life partners.

TheStreet.com will conduct a conference call today April 29, 2008, at 11:00 a.m. EST to discuss these results. To participate in the call, dial 800.561.2813 (domestic) or 617.614.3529 (international). The passcode for the call is 56901294.

To access the Web cast of the call please visit:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65508&eventID=1826404

About TheStreet.com, Inc.
TheStreet.com is a leading financial media company. It engages audiences on video and digital platforms through some of the Web’s best known sites: TheStreet.com, RealMoney.com, Stockpickr.com, BankingMyWay.com, MainStreet.com, Rate-Watch.com and Promotions.com. Through this network, the company produces and distributes content in all areas where life and money intersect to inform, engage and activate one of the most affluent, influential audiences on the Web today.

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$81,580,636	$79,170,754
Accounts receivable, net of allowance for doubtful
accounts of $242,807 at March 31, 2008 and
December 31, 2007	11,008,707	11,133,957
Other receivables	1,205,688	1,227,144
Deferred taxes	5,800,000	5,800,000
Prepaid expenses and other current assets	1,886,277	1,652,608
Total current assets	101,481,308	98,984,463

Property and equipment, net of accumulated depreciation
and amortization of $18,054,276 at March 31, 2008
and $17,493,847 at December 31, 2007	8,495,251	7,730,922
Other assets	269,463	328,117
Goodwill	40,001,665	40,245,413
Other intangibles, net	18,023,815	18,368,792
Deferred taxes	10,200,000	10,200,000
Restricted cash	618,660	576,951
Total assets	$179,090,162	$176,434,658

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,022,173	$2,189,259
Accrued expenses	4,226,256	5,006,635
Deferred revenue	17,476,951	16,240,008
Other current liabilities	314,288	214,654
Current liabilities of discontinued operations	226,034	232,242
Total current liabilities	24,265,702	23,882,798
Other liabilities	78,857	90,105
Total liabilities	24,344,559	23,972,903

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at March 31, 2008 and December 31, 2007;
the aggregate liquidation preference totals $55,000,000 as of
March 31, 2008 and $55,096,424 as of December 31, 2007	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 36,224,704 shares issued and 30,445,107
shares outstanding at March 31, 2008, and 36,006,137
shares issued and 30,254,137 shares outstanding
at December 31, 2007	362,247	360,061
Additional paid-in capital	270,913,050	270,752,308
Treasury stock at cost; 5,779,597 shares at March 31, 2008
and 5,752,000 shares at December 31, 2007	(9,359,200)	(9,033,471)
Accumulated deficit	(107,170,549)	(109,617,198)
Total stockholders' equity	154,745,603	152,461,755

Total liabilities and stockholders' equity	$179,090,162	$176,434,658

Note: The Company has pledged cash as a security deposit for operating leases. Accordingly, this cash is classified as restricted cash, and our cash is classified in several places on the above balance sheet.

	March 31, 2008	December 31, 2007
Cash and cash equivalents	$81,580,636	$79,170,754
Noncurrent restricted cash	618,660	576,951
Total cash and cash equivalents and noncurrent restricted cash	$82,199,296	$79,747,705

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2008	2007
Revenue:
Paid services	$10,759,469	$9,438,551
Marketing services	8,188,516	5,069,013
Total revenue	18,947,985	14,507,564

Operating expense:
Cost of services	7,656,127	5,626,089
Sales and marketing	3,763,595	3,329,740
General and administrative	4,355,545	2,708,021
Depreciation and amortization	1,263,604	379,207
Total operating expense	17,038,871	12,043,057
Operating income	1,909,114	2,464,507
Net interest income	686,194	600,657
Income from continuing operations before income taxes	2,595,308	3,065,164
Provision for Income taxes	145,928	61,275
Income from continuing operations	2,449,380	3,003,889
Discontinued operations:
Loss on disposal of discontinued operations	(2,731)	(1,385)
Net income	2,446,649	3,002,504
Preferred stock cash dividends	96,424	-
Net income attributable to common stockholders	$2,350,225	$3,002,504

Basic net income (loss) per share:
Income from continuing operations	$0.08	$0.11
Loss on disposal of discontinued operations	(0.00)	(0.00)
Preferred stock dividends	(0.00)	-
Net income attributable to common stockholders	$0.08	$0.11

Diluted net income (loss) per share:
Income from continuing operations	$0.07	$0.11
Loss on disposal of discontinued operations	(0.00)	(0.00)
Preferred stock dividends	(0.00)	-
Net income attributable to common stockholders	$0.07	$0.11

Weighted average basic shares outstanding	30,392,980	27,944,360
Weighted average diluted shares outstanding	34,615,221	28,383,061

To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), TheStreet.com uses non-GAAP measures of certain components of financial performance, including "EBITDA" and "free cash flow." EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

	For the Three Months Ended March 31,

	2008	2007
EBITDA	$3,169,987	$2,887,954
Add net interest income	686,194	600,657
Less taxes	(145,928)	(106,900)
Less depreciation and amortization	(1,263,604)	(379,207)
Net income	$2,446,649	$3,002,504

“Free cash flow” means net income plus non-cash expenses less changes in working capital and capital expenditures. TheStreet.com believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a clear view of the Company's ability to generate cash. The presentation of this non-GAAP financial measure should be considered in addition to TheStreet.com's GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

	For the Three Months Ended March 31,

	2008	2007
Free Cash Flow	$3,476,627	$2,786,012
Non-cash Expenses	(2,045,814)	(1,008,870)
Changes in Working Capital	(374,505)	294,244
Capital Expenditures	1,390,341	931,118
Net Income	$2,446,649	$3,002,504

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings) that could cause actual results to differ.

Contact:

TheStreet.com, Inc.
Chaela Volpe, Investor Relations Manager
Phone: 212-321-5008
Email: Chaela.Volpe@thestreet.com

Source: TheStreet.com, Inc.